AMENDMENT NO. 18
TO
FIRST RESTATED MASTER DISTRIBUTION PLAN
(CLASS B SHARES)
(SECURITIZATION FEATURE)
     The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective December 14, 2011, as follows:
     WHEREAS, the parties desire to amend the Plan to i) change the name of Invesco Select real Estate Income Fund to Invesco Global Real Estate Income Fund and change the name of Invesco Moderately Conservative Allocation Fund to Invesco Conservative Allocation Fund and ii) remove the following series portfolios: Invesco Multi-Sector Fund, Invesco Large Cap Basic Value Fund, Invesco Large Cap Growth Fund, Invesco Balanced Fund, Invesco Large Cap Relative Value Fund, Invesco Mid Cap Basic Value Fund, Invesco Select Equity Fund, Invesco Balanced-Risk Retirement 2010 Fund, Invesco Basic Value Fund, Invesco Conservative Allocation Fund, Invesco Moderate Growth Allocation Fund, Invesco Japan Fund, Invesco Global Fund, Invesco Core Bond Fund, Invesco Income Fund, Invesco Financial Services Fund, Invesco U.S. Small Cap Value Fund, Invesco U.S. Small/Mid Cap Value Fund and Invesco Value II Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A attached hereto.
     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.
“SCHEDULE A TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(CLASS B SHARES)
DISTRIBUTION AND SERVICE FEES
     The Fund shall pay the Distributor or the Assignee as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class B Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below to the average daily net assets of the Class B Shares of the Portfolio. Average daily net assets shall be computed in a manner used for the determination of the offering price of Class B Shares of the Portfolio.

	Maximum
	Asset
AIM COUNSELOR SERIES TRUST	Based	Maximum	Maximum
(INVESCO COUNSELOR SERIES TRUST)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco Core Plus Bond Fund	0.75%	0.25%	1.00%
Invesco Global Real Estate Income Fund	0.75%	0.25%	1.00%
Invesco Structured Core Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM EQUITY FUNDS	Based	Maximum	Maximum
(INVESCO EQUITY FUNDS)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco Capital Development Fund	0.75%	0.25%	1.00%
Invesco Charter Fund	0.75%	0.25%	1.00%
Invesco Constellation Fund	0.75%	0.25%	1.00%
Invesco Diversified Dividend Fund	0.75%	0.25%	1.00%
Invesco Summit Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM FUNDS GROUP	Based	Maximum	Maximum
(INVESCO FUNDS GROUP)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco European Small Company Fund	0.75%	0.25%	1.00%
Invesco Global Core Equity Fund	0.75%	0.25%	1.00%
Invesco International Small Company Fund	0.75%	0.25%	1.00%
Invesco Small Cap Equity Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM GROWTH SERIES	Based	Maximum	Maximum
(INVESCO GROWTH SERIES)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco Balanced-Risk Retirement Now Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2020 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2030 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2040 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2050 Fund	0.75%	0.25%	1.00%
Invesco Global Equity Fund	0.75%	0.25%	1.00%
Invesco Growth Allocation Fund	0.75%	0.25%	1.00%
Invesco Income Allocation Fund	0.75%	0.25%	1.00%
Invesco International Allocation Fund	0.75%	0.25%	1.00%
Invesco Mid Cap Core Equity Fund	0.75%	0.25%	1.00%
Invesco Moderate Allocation Fund	0.75%	0.25%	1.00%
Invesco Conservative Allocation Fund	0.75%	0.25%	1.00%
Invesco Small Cap Growth Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM INTERNATIONAL MUTUAL FUNDS	Based	Maximum	Maximum
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco Asia Pacific Growth Fund	0.75%	0.25%	1.00%
Invesco European Growth Fund	0.75%	0.25%	1.00%
Invesco Global Growth Fund	0.75%	0.25%	1.00%
Invesco Global Small & Mid Cap Growth Fund	0.75%	0.25%	1.00%
Invesco International Core Equity Fund	0.75%	0.25%	1.00%
Invesco International Growth Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM INVESTMENT FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENT FUNDS)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco Balanced-Risk Allocation Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Commodity Strategy Fund	0.75%	0.25%	1.00%
Invesco China Fund	0.75%	0.25%	1.00%
Invesco Developing Markets Fund	0.75%	0.25%	1.00%
Invesco Emerging Market Local Currency Debt Fund	0.75%	0.25%	1.00%
Invesco Global Health Care Fund	0.75%	0.25%	1.00%
Invesco International Total Return Fund	0.75%	0.25%	1.00%
Invesco Endeavor Fund	0.75%	0.25%	1.00%
Invesco Small Companies Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM INVESTMENT SECURITIES FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENT SECURITIES FUND)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco Dynamics Fund	0.75%	0.25%	1.00%
Invesco Global Real Estate Fund	0.75%	0.25%	1.00%
Invesco High Yield Fund	0.75%	0.25%	1.00%
Invesco Money Market Fund	0.65%	0.25%	0.90%
Invesco Municipal Bond Fund	0.75%	0.25%	1.00%
Invesco Real Estate Fund	0.75%	0.25%	1.00%
Invesco U.S. Government Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM SECTOR FUNDS	Based	Maximum	Maximum
(INVESCO SECTOR FUNDS)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco Energy Fund	0.75%	0.25%	1.00%
Invesco Gold & Precious Metals Fund	0.75%	0.25%	1.00%
Invesco Leisure Fund	0.75%	0.25%	1.00%
Invesco Technology Fund	0.75%	0.25%	1.00%
Invesco Utilities Fund	0.75%	0.25%	1.00%
Invesco U.S. Mid Cap Value Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM TAX-EXEMPT FUNDS	Based	Maximum	Maximum
(INVESCO TAX-EXEMPT FUNDS)	Sales	Service	Aggregate
Portfolio — Class B Shares	Charge	Fee	Fee
Invesco High Income Municipal Fund	0.75%	0.25%	1.00%”

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